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                                                                         Exhibit
                                                                         23(d)15
                                                                 High Yield Bond

John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

     [LOGO] John Hancock(R)
            Financial Services

                                                July 2, 2001

Wellington Management Company, LLP
28 State Street
Boston, MA 02109

Attn: Katy D. Burke
      Assistant Vice President

Re: Sub-Investment Management Agreement
    dated as of April 20, 1998

Dear Ms. Burke:

     This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the High Yield Bond Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which introduces a level 45 basis point charge on all Net Assets. Please substitute copies of the attached
Schedule I for the old copies of Schedule I in your files.

     Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.

JOHN HANCOCK                               JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                     SERIES TRUST I


By: /s/ Robert R. Reitano                  By: /s/ Michele G. Van Leer
    ------------------------------------       ---------------------------------
Robert R. Reitano                              Michele G. Van Leer
Senior Vice President &                        Chairman and Trustee
Chief Investment Strategist

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                                       59

Received and agreed to:
Wellington Management Company, LLP


By: /s/ Duncan M. McFarland
    ------------------------------------
Name: Duncan M. McFarland
Title: CEO, President, and Managing Director

                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES

High Yield Bond
--------------------------------------------------------------------------
Current Net Assets Under Management   Sub-Investment Management Fee
--------------------------------------------------------------------------
On all Net Assets                     Forty Five (45) basis points (0.45%)
--------------------------------------------------------------------------

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